Exhibit (d)(2)

ADDENDUM to SCHEDULE A

to the

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

dated

May 6, 2020

between

EXCHANGE TRADED CONCEPTS TRUST

and

EXCHANGE TRADED CONCEPTS, LLC

Revised September 15, 2022

The Trust will pay to the Adviser as compensation for the Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

TABLE 1 (Funds subject to Section 6(b) of the Agreement)

Fund	Rate	Effective Date
Hull Tactical US ETF	91 bps	May 26, 2015
EMQQ The Emerging Markets Internet & Ecommerce ETF	86 bps	June 12, 2015
ROBO Global® Robotics & Automation Index ETF	95 bps on assets $0-$2 billion 75 bps on assets $2-$5 billion 65 bps on assets greater than $5 billion	June 12, 2015
Capital Link Global Fintech Leaders ETF	95 bps	January 23, 2018
Capital Link Global Green Energy Transport and Technology Leaders ETF	95 bps	January 23, 2018
Vesper US Large Cap Short-Term Reversal Strategy ETF	75 bps	September 12, 2018
ROBO Global® Healthcare Technology and Innovation ETF	80 bps	June 14, 2019
ROBO Global® Artificial Intelligence ETF	75 bps	May 7, 2020
Nifty India Financials ETF	75 bps	July 8, 2020
Bitwise Crypto Industry Innovators ETF	85 bps	May 7, 2021
FMQQ The Next Frontier Internet & Ecommerce ETF	86 bps	September 24, 2021
Fount Metaverse ETF	70 bps	October 22, 2021
Fount Subscription Economy ETF	70 bps	October 22, 2021
ROBO Global® Covered Call and Growth ETF	75 bps	Effective as of Effective Date of Registration Statement
India Internet & Ecommerce ETF	86 bps	March 16, 2022
Optica Rare Earths & Critical Materials ETF	85 bps	March 23, 2022
KPOP ETF	75 bps on assets $0-$1 billion 70 bps on assets $1-$3 billion 65 bps on assets greater than $3 billion	Effective as of Effective Date of Registration Statement

TABLE 2 (Funds subject to Section 6(c) of the Agreement)

Fund	Rate	Effective Date
ETC 6 Meridian Low Beta Equity Strategy ETF	61 bps	September 15, 2022*
ETC 6 Meridian Mega Cap Equity ETF	61 bps	September 15, 2022*
ETC 6 Meridian Small Cap Equity ETF	61 bps	September 15, 2022*
ETC 6 Meridian Hedged Equity-Index Option Strategy ETF	61 bps	September 15, 2022*
ETC 6 Meridian Quality Growth ETF	61 bps	May 7, 2021
6 Meridian Quality Dividend Yield ETF	61 bps	May 7, 2021
6 Meridian Quality Value ETF	61 bps	May 7, 2021

*Initially effective on May 7, 2020.

ADVISER:		TRUST:

Exchange Traded Concepts, LLC		Exchange Traded Concepts Trust

By:	/s/ J. Garrett Stevens	By:	/s/ J. Garrett Stevens
J. Garrett Stevens		J. Garrett Stevens
Chief Executive Officer		President